EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAW OR SPO MEDICAL GROUP, LTD. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION IN FORM, SCOPE AND SUBSTANCE REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, THAT REGISTRATION OF SUCH SECURITIES UNDER THE ACT AND UNDER PROVISIONS OF SUCH APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

COMMON STOCK PURCHASE WARRANT

No.:____________	Number of shares: ______
Date of Issuance: ________

1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by SPO Medical Inc., a Delaware corporation (the “Company”) that __________________, or their registered assigned (the “Holder”) is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on March 26, 2011 (the “Expiration Date”), ________ fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price (the “Exercise Price”) per share equal to $0.60. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

2. Exercise of Warrants. Exercise of the purchase rights represented by this Warrant may be made at any time or times, on or before 5:00 P.M. New York City time on the Expiration Date, or such earlier date on which this Warrant may terminate as provided in this Warrant, by (i) the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of an amount of consideration therefore payable by certified check or cashier’s check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares purchased, or (ii) by "cashless exercise" in accordance with the provisions below, but only when a registration statement under the Securities Act providing for the resale of the Warrant Shares is not then in effect, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. This Warrant may be exercised in whole or in part and such exercise shall be accompanied by written notice from the Holder of this Warrant showing the number of Warrant Shares with respect to which rights are being surrendered thereunder (the “Surrendered Shares”) and the net number of shares of Common Stock to be issued after giving effect to such surrender. The Company shall cancel this Warrant with respect to any Surrendered Shares. In the event of an exercise of this Warrant in accordance with this Section 2, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.

3. Cashless Exercise. Notwithstanding any provisions herein to the contrary if (i) the Per Share Market Value (defined below) of one share of Common Stock is greater than the Per Share Exercise Price (at the date of calculation as set forth below) and (ii) a registration statement under the Securities Act providing for the resale of the Warrant Stock is not then in effect, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Issuer together with the properly endorsed Notice of Exercise in which event the Issuer shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y - (A)(Y)
                 B

Where    X =          the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =	the Per Share Warrant Price.

B =	the Per Share Market Value of one share of Common Stock.

“Per Share Market Value” shall mean the average closing price of the Common Stock for the three (3) Trading Days ending on the Trading Day immediately prior to the exercise date

4. Reservation of Shares. The Company hereby covenants that at all times during the term of this Warrant there shall be reserved a sufficient number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the “Warrant Shares”).

5. No Fractional Shares of Scrip. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.

6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

7. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

8. Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 7 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

8.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 7, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.

An adjustment made pursuant to this Section 7 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

9. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

10. Transfer to Comply with the Securities Law. This Warrant has not been registered under the Securities Act of 1933, as amended (the “Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Paragraph as well as any other restriction on sale or transfer such as would be contained in a lock-up agreement. The warrant is also subject to a lock-up.

11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the Untied States mails. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, addressed to:

SPO Medical Inc.
POB 2454, Kfar Saba, Israel 44425

Attention: Michael Braunold
Fax: 011-972-764-3571
with a copy to:

Aboudi & Brounstein
Attn: David Aboudi, Esq.
Rechov Gavish 3, POB 2432
Kfar Saba Industrial Zone 44641 Israel
Telephone No.: (011-972-9) 764-4833
Telecopier No.: (011-972-9) 764-4834

Or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other party hereto by notice given in accordance with this Section.

12. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to its subject matter and there are no representations, warranties, agreements or understandings other than expressly contained herein.

13. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles. The Holder hereby irrevocably submits to the jurisdiction of any United States district court located in the City of New York over any action or proceeding arising out of or relating to this Agreement. The Holder further agrees that any action or proceeding brought against the Company shall be brought only in the United States district courts located in the City of New York.

14. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of _____________________.

SPO MEDICAL INC.

By:
Name: Michael Braunold
Title: CEO

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant certificate dated as of ___________, to purchase ___________ shares of the Common Stock, stated value $0.60 per share, of SPO Medical Inc. and tenders herewith payment.

By certificate check, cashier’s check or wire transfer of $_____________.

Number of Warrant Shares Surrendered for Cancellation:________

Number of Warrant Shares to be Issued: ___________________________

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the Untied States Securities Act of 1933, as amended, or any foreign or state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________________
(Name)
________________________________
(Address)

________________________________

By:___________________________
Name:

Dated:___________________